UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 20, 2005

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Explanatory Note.

This Form 8-K/A is being filed to (i) correct the inadvertent use of Item 1.01 in the Form 8-K originally filed by Central Vermont Public Service Corporation ("CVPS") on December 20, 2005 to report the consummation of its divestiture of Catamount Energy Corporation ("CEC") and (ii) to furnish the pro forma financial information required by Item 9.01(b). The Form 8-K as originally filed is hereby restated by adding the information included in Items 2.01 and 9.01, and Exhibit 99.1 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Catamount Resources Corporation ("CRC"), a wholly owned subsidiary of CVPS, has closed on the previously announced sale of its entire interest in subsidiary wind energy company CEC to Diamond Castle, a New York investment firm. The closing occurred on Tuesday, December 20, 2005. The sale, for $60 million in cash, less $750,000 in transaction expenses, resulted in net cash proceeds of approximately $52 million in the fourth quarter. In February, the CVPS Board of Directors authorized and approved up to $52 million for a stock buyback structured as a reverse Dutch auction tender offer.

The definitive agreements were filed with the Securities and Exchange Commission on a Form 8-K on Oct. 18, 2005.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following pro forma financial information is hereby furnished as required by Item 9.01(b)(1):

Exhibit Number	Description of Exhibit
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet and Income Statements to reflect the divestiture of CEC.
SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Edmund F. Ryan Edmund F. Ryan Acting Chief Financial Officer and Treasurer

February 24, 2006
EXHIBIT INDEX
Exhibit Number	Description of Exhibit
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet and Income Statements to reflect the divestiture of CEC.